Exhibit 10.1

Amendment No. 1
to
Warrant

This AMENDMENT No. 1 (this “Amendment”) is entered into by and between Company and Purchaser (each as defined below), effective as of January 22, 2021 (the “Effective Date”), binding on the undersigned parties as of that date.

RECITALS

On December 11, 2020, Odyssey Group Intl, Inc. (“Company”) and LGH Investments, LLC (“Purchaser”) entered into a securities purchase agreement whereby Purchaser acquired a convertible promissory Warrant in the amount of $165,000.00 and a warrant with rights to acquire another 470,000 shares of common stock of the Company (the “Warrant”). Capitalized terms not otherwise defined have the meaning set forth in the Warrant.

Whereas, the Warrant contains certain anti-dilutive provisions the Company wishes to remove.

Whereas, the Company and Purchaser desire to remove those certain anti-dilutive provisions from the Warrant.

Whereas, in exchange for removing the aforementioned provisions, the Company will issue to Purchaser 100,000 shares of the Company’s common stock (the “Shares”).

Whereas, the parties have agreed to the amendment of the Warrant and issuance of the Shares subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                   Section 2.2 Subsequent Equity Sales. The Warrant shall be amended to replace Section 2.2 to read as follows: “[RESERVED]”

2.                   Other Acknowledgments. The Purchaser and the Company each acknowledge and warrant that the Company has not received any consideration for the transactions contemplated by this Amendment. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Shares tacks back to the issue date of the Warrant. The Company hereby confirms that the Purchaser (who is amending the Warrant) currently is not and will not be upon closing of this Amendment (individually or together as a group) deemed an “affiliate” as defined in Rule 144. The Company, nor its counsel or agents agrees not to take a position contrary to this paragraph.

3.                   Effectiveness; Conflict. Except as modified hereby, the Warrant and terms thereof shall remain in full force and effect. On and after the effectiveness of this Amendment, each reference in the Warrant to “this Warrant,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Warrant, as amended by this Amendment. To the extent the terms of this Amendment conflict with any provision of the Warrant or any of the documents referenced therein, then the provisions of this Amendment shall control.

4.                   Counterparts. This Amendment may be executed by facsimile transmission and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

COMPANY

Odyssey Group Intl, Inc.

By: /s/ Joseph Redmond, CEO
 Joseph Redmond, CEO

PURCHASER

LGH Investments, LLC

By: /s/ Lucas Hoppel
 Lucas Hoppel, Authorized Signer

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